Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17007) pertaining to the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan and Registration Statement (Form S-8 No. 333-08567) pertaining to the Iowa Farm Bureau Federation and Affiliated Companies 401(k) Savings Plan of our reports dated February 16, 1998, with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                           /s/ Ernst & Young LLP


Des Moines, Iowa
March 13, 1998